Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 2-80883, 333-37210, 333-147801, 333-170090, and 333-210054) on Form S-8 and (Nos. 333-198703, 33-29220, 33-54104, 333-254094, and 333-249915) on Form S-3 of our report dated February 24, 2023, with respect to the consolidated financial statements and financial statement schedules I to VI of Old Republic International Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 24, 2023